UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2008

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GelTech Solutions, Inc.

 (Exact name of registrant as specified in its charter)

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Delaware	3530	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

 (Address of Principal Executive Office) (Zip Code)

(561) 427-6144

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On March 17, 2008, the Audit Committee of the Board of the Company dismissed its independent registered public accounting firm, Sweeney Gates & Co. (the “Former Auditors”).

During the Company’s two most recent fiscal years, the reports of the Former Auditors on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years, and through the date of their dismissal, there were no disagreements with the Former Auditors, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the Former Auditor’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided the Former Auditor with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). The Former Auditor has provided the Company with a letter, addressed to the SEC, which is attached as Exhibit 16.1.

Effective as of March 17, 2008, the Audit Committee approved and the Company retained Daszkal Bolton LLP (the “New Auditors”), as its new independent registered public accounting firm for the fiscal year ending June 30, 2008. The Company did not, nor did anyone on its behalf, consult the New Auditors during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of that firm regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Sweeney, Gates & Co. dated March 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GelTech Solutions, Inc.

By:	/s/ MICHAEL CORDANI
Michael Cordani Chief Executive Officer

Date:  March 28, 2008

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